EXHIBIT 99
Restaurant Brands International Inc. Reports Second Quarter 2019 Results
RBI announces system-wide sales growth of nearly 8% and surpasses 26,000 restaurants globally
BURGER KING® and POPEYES® deliver strong growth in global comparable sales and restaurant expansion
New partnerships announced to launch POPEYES® in China and Spain and TIM HORTONS® in Thailand

Toronto, Ontario – August 2, 2019 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the second quarter ended June 30, 2019.
Jose Cil, Chief Executive Officer of Restaurant Brands International Inc. ("RBI") commented, "During the second quarter, we grew global system-wide sales nearly 8% and crossed two restaurant milestones with more than 26,000 restaurants globally, including more than 18,000 Burger King restaurants.”
“We are excited by the tremendous opportunity for restaurant growth in front of us, most recently highlighted by new partnerships we announced for Popeyes in China and Spain, and Tim Hortons in Thailand,” continued Cil.  “We are working closely with our restaurant owners to deliver an enhanced guest experience including technology like delivery, kiosks and outdoor digital menu boards.  We also continue to attract leading talent in the industry to join our company and to contribute to our aspiration to build the most loved restaurant brands in the world.”

Consolidated Operational Highlights	Three Months Ended June 30,
	2019	2018
	(Unaudited)
System-wide Sales Growth
TH	1.6%	2.2%
BK	9.8%	8.4%
PLK	8.8%	10.7%
Consolidated	7.9%	7.3%
System-wide Sales (in US$ millions)
TH	$1,716	$1,742
BK	$5,717	$5,403
PLK	$1,012	$938
Consolidated	$8,445	$8,083
Net Restaurant Growth
TH	1.6%	3.0%
BK	5.8%	6.4%
PLK	6.1%	7.5%
Consolidated	5.0%	5.8%
System Restaurant Count at Period End
TH	4,872	4,794
BK	18,008	17,022
PLK	3,156	2,975
Consolidated	26,036	24,791
Comparable Sales
TH	0.5%	—%
BK	3.6%	1.8%
PLK	3.0%	2.9%

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Consolidated Financial Highlights

	Three Months Ended June 30,
(in US$ millions, except per share data)	2019	2018
	(Unaudited)
Total Revenues	$1,400	$1,343
Net Income Attributable to Common Shareholders and Noncontrolling Interests	$257	$313
Diluted Earnings per Share	$0.55	$0.66

TH Adjusted EBITDA(1)	$287	$286
BK Adjusted EBITDA(1)	$252	$236
PLK Adjusted EBITDA(1)	$41	$40
Adjusted EBITDA(2)	$580	$562

Adjusted Net Income(2)	$331	$313
Adjusted Diluted Earnings per Share(2)	$0.71	$0.66

	As of June 30,
	2019	2018
	(Unaudited)
LTM Free Cash Flow(2)	$1,275	$1,141
Net Debt	$11,218	$11,254
Net Leverage(2)	5.0x	5.0x

(1)	TH Adjusted EBITDA, BK Adjusted EBITDA and PLK Adjusted EBITDA are our measures of segment profitability.

(2)
Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share, LTM Free Cash Flow, and Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.

Effective January 1, 2019, we adopted the new lease accounting standard ("New Standard"). Our consolidated financial statements for 2019 reflect the application of the New Standard, while our consolidated financial statements for 2018 were prepared under the guidance of the previously applicable lease accounting standard (“Previous Standard”).
The year-over-year change in Total Revenues on a GAAP basis was primarily driven by system-wide sales growth, the impact of the New Standard on franchise and property revenues and an increase in supply chain sales, partially offset by FX movements.
The decrease in Net Income Attributable to Common Shareholders and Noncontrolling Interests for the second quarter was primarily driven by an increase in income tax expense provision resulting from an adjustment related to a prior restructuring transaction that is not applicable to ongoing operations and unfavorable results from other operating expenses (income), net driven by FX movements.
The year-over year change in Adjusted EBITDA on an organic basis was primarily driven by system-wide sales growth.

TH Segment Results

	Three Months Ended June 30,
(in US$ millions)	2019	2018
	(Unaudited)
System-wide Sales Growth	1.6%	2.2%
System-wide Sales	$1,716	$1,742
Comparable Sales	0.5%	—%

Net Restaurant Growth	1.6%	3.0%
System Restaurant Count at Period End	4,872	4,794

Sales	$551	$548
Franchise and Property Revenues	$291	$275
Total Revenues	$842	$823

Cost of Sales	$420	$417
Franchise and Property Expenses	$90	$68
Segment SG&A	$77	$80
Segment Depreciation and Amortization	$26	$26
Adjusted EBITDA(1)(3)	$287	$286

(3)	TH Adjusted EBITDA includes $5 million and $3 million of cash distributions received from equity method investments for the three months ended June 30, 2019 and 2018, respectively.

For the second quarter of 2019, system-wide sales growth was primarily driven by net restaurant growth of 1.6%. Comparable sales were 0.5%, including Canada comparable sales of 0.7%.

The year-over-year change in GAAP Total Revenues was primarily driven by supply chain sales and the impact of the New Standard on franchise and property revenues, partially offset by FX movements. On an organic basis, the year-over-year change in Total Revenues was primarily driven by supply chain sales.

The year-over-year change in Adjusted EBITDA on a GAAP and on an organic basis was primarily driven by supply chain sales and system-wide sales growth. This is primarily offset by FX movements on a GAAP basis.

BK Segment Results

	Three Months Ended June 30,
(in US$ millions)	2019	2018
	(Unaudited)
System-wide Sales Growth	9.8%	8.4%
System-wide Sales	$5,717	$5,403
Comparable Sales	3.6%	1.8%

Net Restaurant Growth	5.8%	6.4%
System Restaurant Count at Period End	18,008	17,022

Sales	$19	$19
Franchise and Property Revenues	$428	$399
Total Revenues	$447	$418

Cost of Sales	$17	$17
Franchise and Property Expenses	$42	$32
Segment SG&A	$149	$146
Segment Depreciation and Amortization	$12	$12
Adjusted EBITDA(1)(4)	$252	$236

(4) BK Adjusted EBITDA includes $1 million of cash distributions received from equity method investments for the three months ended June 30, 2019. No cash distributions were received from equity method investments for the three months ended June 30, 2018.

For the second quarter of 2019, system-wide sales growth was driven by net restaurant growth of 5.8% as well as comparable sales of 3.6%, including US comparable sales of 0.5%.

The year-over-year change in GAAP Total Revenues was primarily driven by system-wide sales growth and the impact of the New Standard on franchise and property revenues, partially offset by FX movements. On an organic basis, the year-over-year change in Total Revenues was primarily driven by system-wide sales growth.

The year-over-year change in Adjusted EBITDA on a GAAP and on an organic basis was primarily driven by system-wide sales growth. This is partially offset by FX movements on a GAAP basis.

PLK Segment Results

	Three Months Ended June 30,
(in US$ millions)	2019	2018
	(Unaudited)
System-wide Sales Growth	8.8%	10.7%
System-wide Sales	$1,012	$938
Comparable Sales	3.0%	2.9%

Net Restaurant Growth	6.1%	7.5%
System Restaurant Count at Period End	3,156	2,975

Sales	$19	$19
Franchise and Property Revenues	$92	$83
Total Revenues	$111	$102

Cost of Sales	$16	$15
Franchise and Property Expenses	$3	$3
Segment SG&A	$54	$47
Segment Depreciation and Amortization	$3	$2
Adjusted EBITDA(1)	$41	$40

For the second quarter of 2019, system-wide sales growth was driven by net restaurant growth of 6.1% as well as comparable sales of 3.0%, including US comparable sales of 2.9%.

The year-over-year change in Total Revenues on a GAAP and on an organic basis was primarily driven by system-wide sales growth.

The year-over-year change in Adjusted EBITDA on a GAAP and on an organic basis was primarily driven by system-wide sales growth, partially offset by higher SG&A.

Cash and Liquidity

As of June 30, 2019, total debt was $12.2 billion, net debt (total debt less cash and cash equivalents of $1.0 billion) was $11.2 billion, and net leverage was 5.0x. The RBI Board of Directors has declared a dividend of $0.50 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the third quarter of 2019. The dividend will be payable on October 3, 2019 to shareholders and unitholders of record at the close of business on September 17, 2019.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Friday, August 2, 2019, to review financial results for the second quarter ended June 30, 2019. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. ("RBI") is one of the world's largest quick service restaurant companies with ~$32 billion in system-wide sales and over 26,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world's most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years. To learn more about RBI, please visit the company's website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding our restaurant growth opportunities in various markets and implementation of new technology. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; and changes in applicable tax laws or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Sales	$589	$586	$1,111	$1,134
Franchise and property revenues	811	757	1,555	1,463
Total revenues	1,400	1,343	2,666	2,597
Operating costs and expenses:
Cost of sales	453	449	859	878
Franchise and property expenses	135	103	268	207
Selling, general and administrative expenses	316	318	628	619
(Income) loss from equity method investments	2	1	—	(13)
Other operating expenses (income), net	3	(30)	(14)	(17)
Total operating costs and expenses	909	841	1,741	1,674
Income from operations	491	502	925	923
Interest expense, net	137	130	269	270
Income before income taxes	354	372	656	653
Income tax expense	97	58	153	60
Net income	257	314	503	593
Net income attributable to noncontrolling interests	115	147	226	278
Net income attributable to common shareholders	$142	$167	$277	$315
Earnings per common share
Basic	$0.56	$0.67	$1.09	$1.27
Diluted	$0.55	$0.66	$1.07	$1.25
Weighted average shares outstanding
Basic	255	249	254	248
Diluted	469	474	468	474
Cash dividends declared per common share	$0.50	$0.45	$1.00	$0.90

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,028	$913
Accounts and notes receivable, net of allowance of $16 and $14, respectively	476	452
Inventories, net	81	75
Prepaids and other current assets	69	60
Total current assets	1,654	1,500
Property and equipment, net of accumulated depreciation and amortization of $680 and $704, respectively	2,007	1,996
Operating lease assets, net	1,154	—
Intangible assets, net	10,543	10,463
Goodwill	5,625	5,486
Net investment in property leased to franchisees	47	54
Other assets, net	695	642
Total assets	$21,725	$20,141
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$486	$513
Other accrued liabilities	699	637
Gift card liability	106	167
Current portion of long term debt and finance leases	92	91
Total current liabilities	1,383	1,408
Term debt, net of current portion	11,737	11,823
Finance leases, net of current portion	284	226
Operating lease liabilities, net of current portion	1,056	—
Other liabilities, net	1,730	1,547
Deferred income taxes, net	1,575	1,519
Total liabilities	17,765	16,523
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at June 30, 2019 and December 31, 2018; 255,630,895 shares issued and outstanding at June 30, 2019; 251,532,493 shares issued and outstanding at December 31, 2018	1,870	1,737
Retained earnings	704	674
Accumulated other comprehensive income (loss)	(717)	(800)
Total Restaurant Brands International Inc. shareholders’ equity	1,857	1,611
Noncontrolling interests	2,103	2,007
Total shareholders’ equity	3,960	3,618
Total liabilities and shareholders’ equity	$21,725	$20,141

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$503	$593
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	92	93
Amortization of deferred financing costs and debt issuance discount	15	14
(Income) loss from equity method investments	—	(13)
(Gain) loss on remeasurement of foreign denominated transactions	(3)	(16)
Net (gains) losses on derivatives	(34)	(15)
Share-based compensation expense	39	27
Deferred income taxes	23	(58)
Other	(3)	4
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(16)	36
Inventories and prepaids and other current assets	(10)	(16)
Accounts and drafts payable	(40)	(11)
Other accrued liabilities and gift card liability	(166)	(347)
Tenant inducements paid to franchisees	(8)	(13)
Other long-term assets and liabilities	83	9
Net cash provided by (used for) operating activities	475	287
Cash flows from investing activities:
Payments for property and equipment	(14)	(22)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	22	3
Settlement/sale of derivatives, net	15	11
Other investing activities, net	—	9
Net cash provided by (used for) investing activities	23	1
Cash flows from financing activities:
Repayments of long-term debt and finance leases	(48)	(43)
Payment of dividends on common shares and distributions on Partnership exchangeable units	(437)	(307)
Payments in connection with redemption of preferred shares	—	(60)
Proceeds from stock option exercises	80	29
Other financing activities, net	10	(2)
Net cash (used for) provided by financing activities	(395)	(383)
Effect of exchange rates on cash and cash equivalents	12	(15)
Increase (decrease) in cash and cash equivalents	115	(110)
Cash and cash equivalents at beginning of period	913	1,097
Cash and cash equivalents at end of period	$1,028	$987
Supplemental cash flow disclosures:
Interest paid	$292	$274
Income taxes paid	$127	$374

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise and company-owned restaurants in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH and BK and 17 months or longer for PLK. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

	Three Months Ended June 30,
KPIs by Market	2019	2018
	(Unaudited)
System-wide Sales Growth
TH - Canada	1.5%	2.3%
TH - Rest of World	1.8%	1.4%
TH - Global	1.6%	2.2%

BK - US	1.5%	3.3%
BK - Rest of World	17.8%	13.4%
BK - Global	9.8%	8.4%

PLK - US	7.6%	8.7%
PLK - Rest of World	17.2%	25.2%
PLK - Global	8.8%	10.7%

System-wide Sales (in US$ millions)
TH - Canada	$1,498	$1,528
TH - Rest of World	$218	$214
TH - Global	$1,716	$1,742

BK - US	$2,585	$2,546
BK - Rest of World	$3,132	$2,857
BK - Global	$5,717	$5,403

PLK - US	$876	$814
PLK - Rest of World	$136	$124
PLK - Global	$1,012	$938

Comparable Sales
TH - Canada	0.7%	0.3%
TH - Rest of World	(0.6)%	(2.3)%
TH - Global	0.5%	—%

BK - US	0.5%	1.8%
BK - Rest of World	6.5%	1.8%
BK - Global	3.6%	1.8%

PLK - US	2.9%	1.8%
PLK - Rest of World	3.7%	11.9%
PLK - Global	3.0%	2.9%

	As of June 30,
KPIs by Market	2019	2018
	(Unaudited)
Net Restaurant Growth
TH - Canada	1.1%	2.4%
TH - Rest of World	3.8%	5.8%
TH - Global	1.6%	3.0%

BK - US	0.7%	1.2%
BK - Rest of World	9.5%	10.6%
BK - Global	5.8%	6.4%

PLK - US	5.0%	6.8%
PLK - Rest of World	9.6%	9.6%
PLK - Global	6.1%	7.5%

Restaurant Count
TH - Canada	3,979	3,934
TH - Rest of World	893	860
TH - Global	4,872	4,794

BK - US	7,272	7,218
BK - Rest of World	10,736	9,804
BK - Global	18,008	17,022

PLK - US	2,379	2,266
PLK - Rest of World	777	709
PLK - Global	3,156	2,975

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

Selling, General and Administrative Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2019	2018	2019	2018
Segment SG&A TH(1)	$77	$80	$159	$162
Segment SG&A BK(1)	149	146	290	286
Segment SG&A PLK(1)	54	47	103	93
Share-based compensation and non-cash incentive compensation expense	19	16	44	31
Depreciation and amortization(2)	4	5	9	11
PLK Transaction costs	—	5	—	10
Corporate restructuring and tax advisory fees	11	7	17	14
Office centralization and relocation costs	2	12	6	12
Selling, general and administrative expenses	$316	$318	$628	$619

(1)
Segment SG&A includes segment selling expenses, including advertising fund expenses, and segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, PLK transaction costs, corporate restructuring and tax advisory fees, and office centralization and relocation costs.

(2)
Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales and the respective segment franchise and property expenses. Depreciation and amortization included in selling, general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2019	2018	2019	2018
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$(10)	$3	$(7)	$10
Litigation settlement (gains) and reserves, net	—	—	—	(6)
Net losses (gains) on foreign exchange(4)	12	(33)	(3)	(16)
Other, net	1	—	(4)	(5)
Other operating expenses (income), net	$3	$(30)	$(14)	$(17)

(3)
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.

(4)	Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted EBITDA growth, Free Cash Flow and Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as it provides them with the same tools that management uses to evaluate our performance and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding the non-cash impact of share-based compensation and non-cash incentive compensation expense and (income) loss from equity method investments, net of cash distributions received from equity method investments, as well as other operating expenses (income), net. Other specifically identified costs associated with non-recurring projects are also excluded from Adjusted EBITDA, including PLK transaction costs associated with the acquisition of Popeyes, corporate restructuring and tax advisory fees, and office centralization and relocation costs. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments.

LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve month period to the date reported. LTM Adjusted EBITDA as of June 30, 2019 is the sum of the Adjusted EBITDA for the quarters ended June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, while LTM Adjusted EBITDA as of June 30, 2018 is the sum of the Adjusted EBITDA for the quarters ended June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017.  A reconciliation of Adjusted EBITDA for each of those quarters were included in our press release attached as Exhibit 99 to our Form 8-Ks filed with the SEC on April 29, 2019, February 11, 2019, October 23, 2018 and August 1, 2018.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization, which is a non-cash expense arising as a result of acquisition accounting that may hinder the comparability of our operating results to our industry peers, (ii) amortization of deferred financing costs and debt issuance discount, a non-cash component of interest expense, and interest expense and (gains) losses on early extinguishment of debt, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015 and non-cash charges that vary by the timing, terms and size of debt financing transactions, (iii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iv) other operating expenses (income), net, and (v) other specifically identified costs associated with non-recurring projects.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by Adjusted EBITDA. Net Leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates. Additionally, for comparability purposes, we are calculating organic growth under Previous Standard for both periods presented.

Free Cash Flow is the total of Net cash provided by (used for) operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Commencing in the first quarter of 2019, we changed our calculation of Free Cash Flow to be defined as Net cash provided by (used for) operating activities minus Payments for property and equipment, as management believes that the other components of Net cash provided by (used for) investing activities that were previously included in the definition (such as restaurant closures/refranchisings and settlement of derivatives) are not core to the business and are subject to significant quarterly fluctuations.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
Three Months Ended June 30, 2019
(Unaudited)

					Impact of	Impact of FX
	Actual		Q2 '19 vs. Q2 '18		New Standard	Movements	Organic Growth
(in US$ millions)	Q2 '19	Q2 '18	$	%	$	$	$	%
Revenue
TH	$842	$823	$19	2.3%	$22	$(25)	$22	2.8%
BK	$447	$418	$29	6.9%	$10	$(9)	$28	6.4%
PLK	$111	$102	$9	9.0%	$1	$(1)	$9	8.8%
Total Revenues	$1,400	$1,343	$57	4.2%	$33	$(35)	$59	4.4%
Adjusted EBITDA
TH	$287	$286	$1	0.3%	$—	$(9)	$10	3.5%
BK	$252	$236	$16	6.5%	$—	$(8)	$24	10.0%
PLK	$41	$40	$1	3.9%	$—	$(1)	$2	4.6%
Adjusted EBITDA	$580	$562	$18	3.2%	$—	$(18)	$36	6.3%

The change in Adjusted EBITDA during the three months ended June 30, 2019 compared to the three months ended June 30, 2018 includes an increase of $2 million related to the temporary mismatch between advertising fund revenues and expenses which had a positive impact of approximately 0.3% on the organic Adjusted EBITDA growth rate.

Note: Percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2019	2018	2019	2018
Segment income:
TH	$287	$286	$524	$531
BK	252	236	474	450
PLK	41	40	82	79
Adjusted EBITDA	580	562	1,080	1,060
Share-based compensation and non-cash incentive compensation expense(1)	19	16	44	31
PLK Transaction costs(2)	—	5	—	10
Corporate restructuring and tax advisory fees(3)	11	7	17	14
Office centralization and relocation costs(4)	2	12	6	12
Impact of equity method investments(5)	9	4	10	(6)
Other operating expenses (income), net	3	(30)	(14)	(17)
EBITDA	536	548	1,017	1,016
Depreciation and amortization	45	46	92	93
Income from operations	491	502	925	923
Interest expense, net	137	130	269	270
Income tax expense(6)(7)	97	58	153	60
Net income	$257	$314	$503	$593

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, except per share data)	2019	2018	2019	2018
Net income	$257	$314	$503	$593
Income tax expense(6)(7)	97	58	153	60
Income before income taxes	354	372	656	653
Adjustments:
Franchise agreement amortization	7	8	15	16
Amortization of deferred financing costs and debt issuance discount	8	7	15	14
Interest expense and loss on extinguished debt(8)	3	3	6	6
PLK Transaction costs(2)	—	5	—	10
Corporate restructuring and tax advisory fees(3)	11	7	17	14
Office centralization and relocation costs(4)	2	12	6	12
Impact of equity method investments(5)	9	4	10	(6)
Other operating expenses (income), net	3	(30)	(14)	(17)
Total adjustments	43	16	55	49
Adjusted income before income taxes	397	388	711	702
Adjusted income tax expense(7)(9)	66	75	125	75
Adjusted net income	$331	$313	$586	$627
Adjusted diluted earnings per share	$0.71	$0.66	$1.25	$1.32
Weighted average diluted shares outstanding	469	474	468	474

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Leverage and Free Cash Flow
(Unaudited)

	As of
(in US$ millions, except ratio)	June 30, 2019	June 30, 2018
Term debt, net of current portion	$11,737	$11,776
Finance leases, net of current portion	284	231
Current portion of long term debt and finance leases	92	79
Unamortized deferred financing costs and deferred issue discount	133	156
Total debt	12,246	12,242

Cash and cash equivalents	1,028	988
Net debt	11,218	11,254
LTM adjusted EBITDA	2,232	2,232
Net leverage	5.0x	5.0x

	Six Months Ended June 30,			Twelve Months Ended December 31,		Twelve Months Ended June 30,
(in US$ millions)	2019	2018	2017	2018	2017	2019	2018
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$475	$287	$490	$1,165	$1,391	$1,353	$1,188
Payments for property and equipment	(14)	(22)	(12)	(86)	(37)	(78)	(47)
Free cash flow	$461	$265	$478	$1,079	$1,354	$1,275	$1,141

	Six Months Ended June 30,	Three Months Ended March 31,	Three Months Ended June 30,
(in US$ millions)	2019	2019	2019
Calculation:	A	B	A - B
Net cash provided by operating activities	$475	$154	$321
Payments for property and equipment	(14)	(5)	(9)
Free cash flow	$461	$149	$312

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)
Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2018 and 2019 cash bonus, respectively.

(2)
In connection with the acquisition of Popeyes Louisiana Kitchen, Inc., we incurred certain non-recurring selling, general and administrative expenses primarily consisting of professional fees and compensation related expenses.

(3)
Costs arising primarily from professional advisory and consulting services associated with corporate restructuring initiatives related to the interpretation and implementation of the Tax Cuts and Jobs Act, which was enacted on December 22, 2017, including Treasury regulations proposed in late 2018.

(4)
In connection with the centralization and relocation of our Canadian and U.S. restaurant support centers to new offices in Toronto, Ontario, and Miami, Florida, respectively, we incurred certain non-operational expenses consisting primarily of duplicate rent expense, moving costs, and relocation-driven compensation expenses.

(5)
Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments is included in segment income.

(6)
The effective tax rate for the three and six months ended June 30, 2019 reflects a $37 million income tax expense provision adjustment related to a prior restructuring transaction not applicable to ongoing operations which increased our effective tax rate by 10.4% and 5.6% during the three and six months ended June 30, 2019, respectively. Adjusted income tax expense excludes the impact of this adjustment.

(7)
The effective tax rate was reduced by 4.0% and 0.6% for the three months ended June 30, 2019 and 2018, respectively, and our adjusted effective tax rate was reduced by 3.6% and 0.6% for the three months ended June 30, 2019 and 2018, respectively, as a result of benefits from stock option exercises. Our effective tax rate was reduced by 4.1% and 10.1% for the six months ended June 30, 2019 and 2018, respectively, and our adjusted effective tax rate was reduced by 3.8% and 9.4% for the six months ended June 30, 2019 and 2018, respectively, as a result of benefits from stock option exercises.

(8)	Represents non-cash interest expense related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015.

(9)	Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.